EXHIBIT 99.1

Sontra Medical Corporation Reports Second Quarter 2005 Results and Business Update

Franklin, MA – August 10, 2005 — Sontra Medical Corporation (NASDAQ: SONT) has announced financial results for the second quarter and six months ended June 30, 2005. For the three months ended June 30, 2005, the net loss applicable to common stockholders was $1,753,000, or $.08 per share, as compared to $1,407,000, or $.09 per share, for the same period in 2004. For the six months ended June 30, 2005, the net loss applicable to common stockholders was $3,045,000, or $.14 per share, as compared to $2,810,000, or $.19 per share, for the same period in 2004. The Company ended the quarter with $6,833,000 in cash and short-term investments and expects that these funds will be sufficient to fund operations through at least June 2006.

2nd Quarter Product Highlights:

SonoPrep® and Procedure Tray for Topical Lidocaine

•	Adoption at first centers of influence, including Connecticut Children’s Medical Center and St. Francis Hospital in Hartford, Ct. - sites of completed and ongoing clinical studies.

•	Product evaluations continuing at large pediatric hospitals.

•	Completed test-marketing program targeting pediatrician office practices and planning web-based distribution program.

•	Commenced clinical studies in blood banking and port access.

•	Completed development of 2nd generation SonoPrep and transitioning to manufacturing.

Continuous Transdermal Glucose Monitoring System

•	Formed Clinical Advisory Board for hospital critical care glucose monitor.

•	Completed product development of wireless transmitter and meter for ICU glucose monitor.

•	Patent granted covering SonoPrep control mechanism that precisely controls the level of skin permeability.

Transdermal Vaccination Facilitated by SonoPrep

•	Completed patient enrollment in two transdermal vaccination studies:

•	St. Louis University-influenza vaccine.

•	University of Massachusetts Medical Center-hepatitis A vaccine.

•	Completing blood titers and analyzing results.

“Successful conclusion of the SonoPrep product evaluation by nurses at Connecticut Children’s Medical Center in Hartford was a giant step in demonstrating acceptance of our technology,” stated Thomas W. Davison, PhD, Sontra’s President and Chief Executive Officer. Connecticut Children’s Medical Center has been the site of several pediatric clinical studies of SonoPrep as well as other topical anesthetic systems under the direction of Dr. William Zempsky, MD, a leading pediatric pain specialist. Dr. Davison added, “During the second quarter, we completed evaluations of our topical lidocaine product at several major pediatric hospitals that we expect will serve as reference accounts and have increasing product utilization. We also completed a test marketing and distribution program targeting pediatrician office practices in Birmingham, Alabama that will be expanded to include a web-based program.”

Dr. Davison continued, “In transdermal continuous glucose monitoring, we have completed the designs of a new telemetry-based sensor and meter and expect to complete prototype fabrication on schedule during 2005 so that validation clinical studies in critical care and diabetes management can commence in 2006. Frequent glucose monitoring and intensive insulin therapy have become a standard of care in critical care medicine, as tight glucose control has been shown to significantly reduce patient mortality, complications, hospital stay and cost. As a result, intensive care nurses are measuring blood glucose for their patients up to every hour in order to adjust insulin infusion rates. Development of our critical care glucose monitor is proceeding in parallel with the development of a product for the $5 billion diabetes home testing market, as the product technologies are the same and designs are very similar.”

Conference Call Information

Sontra will host a live conference call and listen-only Webcast on Wednesday, August 10, 2005 at 11 a.m. ET to provide a business update and discuss its second quarter 2005 financial results.

To participate in the conference call, please dial: 1-973-409-9259.

A listen-only Webcast and replay of the conference call will be available at: www.sontra.com

About Sontra Medical Corporation (www.sontra.com)

Sontra Medical Corporation is a technology leader in transdermal science. Sontra’s SonoPrep ultrasound-mediated skin permeation technology, combined with technical competencies in transdermal drug formulation, delivery systems and biosensors, is creating a new paradigm in transdermal drug delivery and diagnosis. The SonoPrep technology has demonstrated strong results from its initial human clinical trials at leading universities and medical centers for several billion dollar market opportunities including the transdermal delivery of vaccines and large molecule drugs and continuous non-invasive glucose monitoring. Sontra is currently marketing the SonoPrep device and procedure tray for use with topical lidocaine to achieve rapid (within five minutes) skin anesthesia.

Investor Relations Contact:

Sean Moran, Chief Financial Officer

508-530-0334

© 2005 Sontra Medical Corporation. SonoPrep is a registered trademark of Sontra Medical Corporation. All other company, product or service names mentioned herein are the trademarks or registered trademarks of their respective owners.

This press release contains forward-looking statements, which address a variety of subjects including, for example, the expected benefits and efficacy of the SonoPrep device in connection with diagnostics, vaccine delivery, glucose monitoring and transdermal drug delivery, the expected market opportunities, clinical study and product evaluation results, distribution and market acceptance of the SonoPrep device and technology, the expected size of the markets for the SonoPrep device and technology, Sontra’s expected ability to form strategic partnerships and commercialize additional products, including for the surgical intensive care unit, and Sontra’s business, research, product development, regulatory approval, marketing and distribution plans and strategies. Statements that are not historical facts, including statements about our beliefs and expectations, are forward-looking statements. Such statements are based on our current expectations and are subject to a number of factors and uncertainties, which could cause actual results to differ materially from those described in the forward-looking statements. The following important factors and uncertainties, among others, could cause actual results to differ materially from those described in these forward-looking statements: adverse results in product development, clinical trials, product evaluations, commercialization efforts, product distribution and market acceptance; difficulties or delays in obtaining regulatory approvals to market products resulting from development efforts; difficulties or delays associated with sources of regulatory-approved transdermal drugs and vaccines; failure to obtain and maintain patent protection for discoveries; commercial limitations imposed by patents owned or controlled by third parties; dependence upon strategic partners and third-party distributors to develop, commercialize, market and sell products based on our work; the commercial success of products; and the requirement for substantial funding to conduct research and development and to expand commercialization, distribution and marketing activities. For detailed information about factors that could cause actual results to differ materially from those described in the forward-looking statements, please refer to Sontra’s filings with the Securities and Exchange Commission, including Sontra’s most recent Quarterly Report on Form 10-QSB. Forward-looking statements represent management’s current expectations and are inherently uncertain. We do not undertake any obligation to update forward-looking statements made by us.

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SONTRA MEDICAL CORPORATION

Consolidated Statements of Loss

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2005	2004	2005	2004
Product revenue	$32,350	$2,500	$148,403	$2,500
Cost of product revenue	16,706	801	96,859	801

Gross profit	15,644	1,699	51,544	1,699

Operating Expenses:
Research and development	1,039,495	662,617	1,945,796	1,338,524
Selling, general and administrative	784,967	566,202	1,253,775	1,093,696

Total operating expenses	1,824,462	1,228,819	3,199,571	2,432,220

Loss from operations	(1,808,818)	(1,227,120)	(3,148,027)	(2,430,521)

Interest income	59,451	17,528	107,480	31,757
Interest expense	(2,005)	—	(2,005)	—

Net loss	(1,751,372)	(1,209,592)	(3,042,552)	(2,398,764)
Accretion of dividend and beneficial conversion feature on Series A Convertible Preferred Stock	(1,463)	(197,539)	(2,910)	(410,973)

Net loss applicable to common shareholders	$(1,752,835)	$(1,407,131)	$(3,045,462)	$(2,809,737)

Net loss per common share, basic and diluted	$(0.08)	$(0.09)	$(0.14)	$(0.19)

Basic and diluted weighted average common shares outstanding	22,192,296	16,146,758	22,162,144	14,428,905

SONTRA MEDICAL CORPORATION

Consolidated Balance Sheets

	As of
	June 30, 2005	December 31, 2004
	(Unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$832,618	$2,565,244
Short term investments	6,000,000	6,950,000
Accounts receivable	—	16,821
Legal settlement receivable	—	250,000
Inventory, net of reserve for obsolescence	187,443	152,642
Prepaid expenses and other current assets	84,585	69,492

Total current assets	7,104,646	10,004,199

Property and Equipment, at cost:
Computer equipment	217,535	206,970
Office and laboratory equipment	608,854	492,377
Furniture and fixtures	14,288	14,288
Manufacturing equipment	192,521	182,210
Leasehold improvements	177,768	174,698

	1,210,966	1,070,543
Less-Accumulated depreciation and amortization	(739,970)	(655,242)

Net property and equipment	470,996	415,301

Other Assets:
Restricted Cash	29,248	38,997
Other Assets	2,000	2,000

Total other assets	31,248	40,997

Total assets	$7,606,890	$10,460,497

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities:
Accounts payable	$276,058	$358,530
Current portion of note payable	55,437	—
Accrued expenses	435,093	759,051

Total current liabilities	766,588	1,117,581

Note Payable, net of current portion	172,074	—

Commitments

Stockholders’ Equity:
Series A Convertible Preferred Stock, $0.01 par value, authorized 7,000,000 shares, issued and outstanding 73,334 shares at June 30, 2005 and December 31, 2004 (preference in liquidation of $79,201)	79,201	76,291
Common stock, $0.01 par value, authorized 60,000,000 shares, issued and outstanding 22,193,329 shares at June 30, 2005 and 21,935,732 shares at December 31, 2004	221,933	219,358
Additional paid-in capital	32,880,399	32,674,740
Deferred stock-based compensation	(88,192)	(244,912)
Accumulated deficit	(26,425,113)	(23,382,561)

Total stockholders’ equity	6,668,228	9,342,916

Total liabilities and stockholders’ equity	$7,606,890	$10,460,497